November 3, 2004

INTERPUBLIC REPORTS ON THIRD QUARTER

Results Impacted by Charges

Third quarter loss of ($1.40) per common share. Net loss of ($ 578.4) million reflects:

o

Non-cash goodwill impairment charges in the amount of $445.2 million, arising as a result of the impairment test required by SFAS 142, which the company performs annually at the end of the third quarter. These include a charge of $310 million at the company's The Partnership division and a charge of $132 million at the company's Constituency Management Group division. The application of SFAS 142 means a small change in valuation can trigger a large goodwill write down.

o	A non-cash investment impairment of $31.0 million relating to the company's unconsolidated investment in Springer & Jacoby, a German advertising agency.

o	Provision for income taxes of $98.6 million, including the establishment of valuation allowances of $72.7 million (non-cash) on certain non-US deferred tax assets and loss carry-forwards. The establishment of these reserves arises due to recent losses, primarily in the United Kingdom.

o	A previously disclosed charge of $33.6 million in connection with the company's agreement with the British Racing Drivers Club giving the company and its affiliates the right to terminate lease obligations at the Silverstone auto racing track and related obligations. These agreements position the company to complete its exit from motorsports by the end of the year.

Revenue Growth

Third quarter revenue increased 6.3% to $1.51 billion versus the same period last year. In constant currency, revenue increased 2.3% in the quarter relative to the third quarter of 2003.

o	Compared to the same period last year, organic revenue increased 1.8%, improving sequentially from the prior quarter for the sixth consecutive quarter.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

Operating Margin

Reported operating margin for the quarter was negative (27.8%), compared to negative (12.1%) in the third quarter of 2003.

o	Excluding charges related to restructuring activities, long-lived asset impairments and the company's exit from its motorsports operations, operating margin was 4.3% in the third quarter, compared to a like margin of 7.7% in 2003.

Third Quarter Operating Margin Analysis

The 4.3% operating margin was negatively impacted by:
Incentive Accrual*	260 basis points
Professional Fees*	90 basis points
Reclassified Out-of-Pocket*	30 basis points
Currency	20 basis points
*Constant Currency

o	Excluding charges related to restructuring activities, long-lived asset impairments and the company's exit from its motorsports operations, year-to-date operating margin through the third quarter was 6.2%, compared to a like margin of 7.0% in2003.

Year-to-Date Operating Margin Analysis

The 6.2% operating margin was negatively impacted by:
Incentive Accrual*	120 basis points
Professional Fees*	120 basis points
Reclassified Out-of-Pocket*	50 basis points
Currency	30 basis points
*Constant Currency

A reconciliation of operating margin analysis appears in schedules accompanying this release.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

Balance Sheet

The company's balance sheet and financial condition showed improvement relative to the same period a year ago.

o	At the end of the third quarter, Interpublic's total debt was $2.3 billion, compared to $2.5 billion a year earlier.

o	Net debt stood at $824.9 million, down from $1.8 billion at the end of last year's third quarter.

o	The company's debt-to-capital ratio at the end of the third quarter was 53.1%, down from 56.5% at the same point in 2003.

The company has received the necessary amendments from its credit facility bank group related to all non-cash charges.

"The news this quarter was decidedly mixed. We continue to focus on achieving our turnaround objectives by mid-2006.

"Organic revenue growth was promising and extended our trend of sequential improvement in this important metric to six consecutive quarters. Our financial condition is strong; the balance sheet actions taken this quarter represent the tail end of the legacy of our past acquisition culture. Combined, these will provide us with the flexibility to make necessary structural changes to the organization to ensure future growth.

"While corporate cost-saving initiatives are beginning to drive improvements in office and general expenses, margins in the quarter were again adversely affected by necessary investments in our future, including costs associated with the implementation of shared services and Sarbanes-Oxley, as well as the timing of accruals related to incentives for those individuals and units that are performing up to expectations.

"We've been clear that our progress in righting Interpublic would not be linear. We continue making progress on organic revenue and other turnaround metrics"

David Bell, CEO and President, The Interpublic Group

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

Operating Results

	Third Quarter
	2004	2003

Revenue	$ 1,508.8	$ 1,418.9

Operating Loss	(420.2)	(171.1)

Net Loss	(578.4)	(327.1)

Per Common Share Data:

EPS Continuing Ops	($1.42)	($1.08)

EPS Discontinued Ops	0.02	0.23

EPS	($1.40)	($0.85)

Revenue increased 6.3% in the third quarter to $1.51 billion, compared with the year-ago period. This reflects the benefit of favorable foreign currency translation and organic revenue growth. On a constant currency basis, revenue in the third quarter increased 2.3% compared to the third quarter of 2003.

Organic revenue - defined as revenue in constant currency adjusted for acquisitions and dispositions, as well as the impact of reclassifying certain out-of-pocket expenses - increased 1.8% in the third quarter compared to the same quarter in 2003.

In the United States, reported revenue for the third quarter increased 5.1%, while organic revenue increased 3.2%, compared to the same period in 2003. In markets outside of the United States, reported revenue rose 7.9% in the third quarter. In constant currency, non-US revenue decreased 1.1% in the quarter. In markets outside the United States, organic revenue increased 0.2% compared to the third quarter of 2003.

Organic and constant currency revenue are non-GAAP measures, which are defined and reconciled in the schedules that accompany this release.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

Third Quarter Revenue Analysis

	Worldwide	US	Non-US

Reported Growth	6.3%	5.1%	7.9%

Less: Currency Translation	4.0%	--	9.0%

Constant Currency	2.3%	5.1%	(1.1%)

Plus: Net Dispositions	2.0%	1.1%	3.2%

Organic Revenue
Before Reclassified Amounts	4.3%	6.2%	2.1%

Less: Reclassified Amounts (out-of-pocket)	2.5%	3.0%	1.9%

Organic Revenue	1.8%	3.2%	0.2%

An analysis of Interpublic's geographic revenue mix and performance will be provided on the company's conference call and is available through the company's web site, www.interpublic.com.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

Operating Expenses

Salary and related expenses increased 14.0% in the third quarter to $924.8 million, principally reflecting the impact of a new incentive plan, resulting in higher accruals due to the application of a new formula. Other items impacting salary and expenses include currency translation and higher severance expense. Adjusted for currency, acquisitions and dispositions, and the reclassification of out-of-pocket expenses, salary and related expenses increased 10.7%. Since the third quarter of 2003, headcount has increased from 43,500 to 44,200, impacted by new hires in growth businesses and a domestic acquisition.

Office and general expenses increased 2.2% to $519.5 million in the third quarter, driven by increases in out-of-pocket expenses billed to clients and professional fees, as well as by higher foreign exchange rates. Adjusted for currency, acquisitions and dispositions, and these out-of-pocket expenses, office and general expenses decreased by 6.2% relative to the third quarter of 2003, reflecting early success in the company's corporate cost-saving initiatives, notably real estate occupancy.

Schedules reconciling changes in expense calculations accompany this release.

New Business

Significant wins during the third quarter included Staples, Safeway, Roche Group, State Farm, Mars (direct marketing) and Hewlett-Packard (direct marketing). Significant assignments retained in the quarter included Cablevision Voom, Pier 1 and SC Johnson (media). Significant new assignments from existing clients in the quarter came from SC Johnson (media), Unilever Degree, Electrolux, Qwest, Capital One (PR) and additional CRM and direct marketing work for Microsoft. Significant losses included Unilever Flora, Gateway (media) and Subaru in the third quarter and Nestlé media in top European markets early in the fourth quarter.

Major new wins thus far in the fourth quarter include ONDCP, Nautilus Fitness and the recent Novartis consolidation.

Collaboration Update

The company continued to make progress in its Organic Growth Initiative (OGI), which was introduced in August of 2003 to promote collaborative, business-building activity. During the quarter, the initiative generated an additional 105 active projects. The total number of assignments created through the OGI to date now totals 215. These collaborative projects involve more than 25 Interpublic companies and represent an anticipated $154 million in annualized revenue, of which $67.7 million has already been realized.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

Long-Lived Asset Impairments

Non-cash goodwill impairment charges in the amount of $445.2 million, arising as a result of the impairment test required by SFAS 142, which the company performs annually at the end of the third quarter. These include charges of $310 million at The Partnership, $132 million at the Constituency Management Group and $3.2 million at Howard Merrell.

A previously disclosed charge of $33.6 million was recorded in the third quarter in connection with the company's agreement with the British Racing Drivers Club giving the company and its affiliates the right to terminate lease obligations at the Silverstone auto racing track and related obligations. The charge represents $49 million in cash, net of rent expense through year-end and existing reserves/accruals. These agreements position the company to complete its exit from motorsports by the end of the year.

Non-Operating and Tax

Interest expense was $39.8 million in the third quarter compared to $43.5 million in the prior year primarily due to reduction in debt balances from a year ago. Interest income of $11.1 million during the period compared to $9.5 million in the third quarter of last year, reflecting higher cash balances.

An investment impairment charge was recorded in the third quarter of $31.0 million relating to the company's unconsolidated investment in Springer & Jacoby, a German advertising agency.

Provision for income taxes in the quarter was $98.6 million, compared to $19.5 million in the third quarter of 2003. The company's tax rate was adversely affected by losses incurred in non-US jurisdictions with tax benefits at rates lower than the US statutory rates. In addition, a valuation allowance of $72.7 million (non-cash) was recorded in the third quarter, arising due to recent losses, primarily in the United Kingdom.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

Debt and Liquidity

At September 30, 2004, cash and equivalents totaled $1.4 billion, up from $695.5 million at the same time in 2003. At the end of the third quarter, Interpublic's total debt was $2.3 billion, compared to $2.5 billion a year earlier. The company's debt-to-capital ratio at the end of the third quarter was 53.1%, down from 56.5% at the same point in 2003.

At the end of the third quarter, net debt was $824.9 million, down from $1.8 billion at the end of last year's third quarter.

The company has received the necessary amendments from its credit facility bank group related to all non-cash charges.

(As of September 30 of each year) *Does not add up due to rounding
Conference Call

Management will host a conference call today at 8:30AM (Eastern) to discuss third quarter results and recent developments. The program and a discussion outline can be accessed at the financial section of the company's website, www.interpublic.com. An audio archive of the discussion will remain available at the site for 30 days.

# # #

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing-services companies. Major global brands include Draft, Foote, Cone & Belding Worldwide, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe & Partners Worldwide, McCann Erickson, Octagon, Universal McCann and Weber Shandwick Worldwide. Leading domestic brands include Campbell-Ewald, Deutsch and Hill Holliday.

# # #

General Inquiries:	Media, Analysts, Investors:	Analysts, Investors:
Julie Tu	Philippe Krakowsky	Jerry Leshne
(212) 445-8456	(212) 704-1328	(212) 704-1439

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 tel 212.704.1200 fax 212.704.1201

Cautionary Statement

This press release contains forward-looking statements. Interpublic's representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about Interpublic's beliefs and expectations, particularly regarding recent business and economic trends, the impact of litigation, the SEC investigation, dispositions, impairment charges, and the integration of acquisitions and restructuring costs, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such risk factors include, but are not limited to, the following:

  risks associated with the effects of global, national and regional economic and political conditions;
  Interpublic's ability to attract new clients and retain existing clients;
  the financial success of Interpublic's clients;
  Interpublic's ability to retain and attract key employees;
  developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world;
  potential adverse effects if Interpublic is required to recognize additional impairment charges or other adverse accounting related developments;
  potential adverse developments in connection with the SEC investigation;
  potential claims relating to termination of the British Grand Prix promoters agreement and Silverstone lease and race contracts;
  potential downgrades in the credit ratings of Interpublic's securities;
  the successful completion and integration of acquisitions which complement and expand Interpublic's business capabilities;
  risks arising from material weaknesses in internal control over financial reporting.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in Interpublic's 2003 Form 10-K, September 2004 Form 10-Q and other SEC filings.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
 CONSOLIDATED SUMMARY OF EARNINGS
THIRD QUARTER REPORT 2004 AND 2003 (UNAUDITED)
(Amounts in Millions except Per Share Data)

	ThreeMonths Ended		Fav. (Unfav) .
	September30,		% Variance

	2004	2003

Revenue
United States	$841.6	$800.4	5.1
International	667.2	618.5	7.9

Total Revenue	1,508.8	1,418.9	6.3

Operating Expenses
Salaries and Related Expenses	924.8	810.9	(14.0)
Office and General Expenses	519.5	508.4	(2.2)
Restructuring Charges	1.0	48.0	97.9
Long-Lived Asset Impairments	450.1	222.7	(102.1)
Motorsports Contract Termination and Other Costs	33.6	--	--

Total Operating Expenses	1,929.0	1,590.0	(21.3)

Operating Loss	(420.2)	(171.1)	(145.6)

Other Income (Expense)
Interest Expense	(39.8)	(43.5)
Debt Prepayment Penalty	--	(24.8)
Interest Income	11.1	9.5
Other Income (Loss)	(0.7)	1.2
Investment Impairments	(33.8)	(29.7)
Litigation Charges	--	(127.6)

Total Other Income (Expense)	(63.2)	(214.9)

Loss before Income Taxes	(483.4)	(386.0)

Provision for Income Taxes	98.6	19.5
Income Applicable to Minority Interests	(5.1)	(10.4)
Equity in Net Income (Loss) of Unconsolidated Affiliates	2.2	(0.3)

Loss from Continuing Operations	(584.9)	(416.2)

Income from Discontinued Operations	--	--
Gain on Disposal of Discontinued Operations	6.5	89.1

Net Loss	(578.4)	(327.1)

Dividend on Preferred Stock	5.0	--

Net Loss Applicable to Common Stockholders	$(583.4)	$(327.1)

Per Share Data of Common Stock:
Basic EPS:
Continuing Operations	$(1.42)	$(1.08)
Discontinued Operations	0.02	0.23

Total	$(1.40)	$(0.85)

Diluted EPS:
Continuing Operations	$(1.42)	$(1.08)
Discontinued Operations	0.02	0.23

Total	$(1.40)	$(0.85)

Dividend per share	--	--
Weighted Average Shares:
Basic	415.4	385.8
Diluted	415.4	385.8

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
THIRD QUARTER REPORT 2004 AND 2003 (UNAUDITED)
(Amounts in Millions except Per Share Data)

	Nine Months Ended
	September 30,
			Fav. (Unfav.)
	2004	2003	% Variance

Revenue
United States	$2,520.9	$2,423.2	4.0
International	1,927.1	1,810.8	6.4

Total Revenue	4,448.0	4,234.0	5.1

Operating Expenses
Salaries and Related Expenses	2,692.6	2,544.0	(5.8)
Office and General Expenses	1,489.6	1,401.2	(6.3)
Restructuring Charges	65.6	142.4	53.9
Long-Lived Asset Impairments	458.7	244.8	(87.4)
Motorsports Contract Termination and Other Costs	113.6	--	--

Total Operating Expenses	4,820.1	4,332.4	(11.3)

Operating Loss	(372.1)	(98.4)	(278.2)

Other Income (Expense)
Interest Expense	(117.3)	(128.4)
Debt Prepayment Penalty	--	(24.8)
Interest Income	31.2	27.6
Other Income	2.7	1.3
Investment Impairments	(37.0)	(42.2)
Litigation Charges	--	(127.6)

Total Other Income (Expense)	(120.4)	(294.1)

Loss before Income Taxes	(492.5)	(392.5)

Provision for Income Taxes	105.2	36.3
Income Applicable to Minority Interests	(13.1)	(19.4)
Equity in Net Income (Loss) of Unconsolidated Affiliates	3.6	(2.2)

Loss from Continuing Operations	(607.2)	(450.4)

Income from Discontinued Operations	--	12.1
Gain on Disposal of Discontinued Operations	6.5	89.1

Net Loss	$(600.7)	$(349.2)

Dividend on Preferred Stock	14.8	--

Net Loss Applicable to CommonStockholders	(615.5)	(349.2)

Per Share Data:
Basic EPS:
Continuing Operations	$(1.50)	$(1.17)
Discontinued Operations	0.02	0.26

Total	$(1.49)*	$(0.91)

Diluted EPS:
Continuing Operations	$(1.50)	$(1.17)
Discontinued Operations	0.02	0.26

Total	$(1.49)*	$(0.91)

Dividend per share	--	--
Weighted Average Shares:
Basic	414.4	384.0
Diluted	414.4	384.0

*Does not foot due to rounding

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

INTERPUBLIC GROUP OF COMPANIES, INC.
RECONCILIATION OF OPERATING MARGIN
(Dollars in millions)

	2004	2003
	3 rd QTR	3 rd QTR

Revenue	$ 1,508.8	$ 1,418.9

Operating Expenses:
Salaries and related expenses	924.8	810.9
Office and general expenses	519.5	508.4
Restructuring charges	1.0	48.0
Long-lived asset impairments	450.1	222.7
Motorsports contract termination	33.6	--

Total Operating Expenses	1,929.0	1,590.0

Operating Loss - As Reported	$ (420.2)	$ (171.1)
Operating Margin - As Reported	-27.8%	-12.1%

Add back:
Restructuring charges	$ 1.0	$ 48.0
Restructuring program charges in office
& general expenses	0.6	9.1
Long-lived asset impairments	450.1	222. 7
Motorsports contract termination	33.6	--

Total restructuring program charges, long-lived asset
impairments and motorsports contract termination	485.3	279.8

Excluding Addbacks:
Operating Income	$ 65.1	$ 108.7
Operating Margin	4.3%	7.7%

In comparing performance for 2004 with 2003, the company has excluded restructuring program charges, long-lived asset impairment and the charge related to exiting the motorsports business because management believes the resulting comparison better reflects the company's ongoing operations. By excluding them, we can focus our comparison on the trends that have a continuing effect on the company's operations. The company expects to incur further charges relating to its restructuring program in 2004, and may incur future long-lived asset impairment and motorsports charges as well.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

INTERPUBLIC GROUP OF COMPANIES, INC.
RECONCILIATION OF OPERATING MARGIN
(Dollars in millions)

	2004	2003
	SEPT	SEPT
	YTD	YTD

Revenue	$ 4,448.0	$ 4,234.0

Operating Expenses:
Salaries and related expenses	2,692.6	2,544.0
Office and general expenses	1,489.6	1,401.2
Restructuring charges	65.6	142.4
Long-lived asset impairments	458.7	244.8
Motorsports contract termination	113.6	--

Total Operating Expenses	4,820.1	4,332.4

Operating Loss - As Reported	$ (372.1)	$ (98.4)
Operating Margin - As Reported	-8.4%	-2.3%

Add back:
Restructuring charges	$ 65.6	$ 142.4
Restructuring program charges in office
& general expenses	10.9	9.1
Long-lived asset impairments	458.7	244.8
Motorsports contract termination	113.6	--

Total restructuring program charges, long-lived asset
impairments and motorsports contract termination	648.8	396.3

Excluding Addbacks:
Operating Income	$ 276.7	$ 297.9
Operating Margin	6.2%	7.0%

In comparing performance for 2004 with 2003, the company has excluded restructuring program charges, long-lived asset impairment and the charge related to exiting the motorsports business because management believes the resulting comparison better reflects the company's ongoing operations. By excluding them, we can focus our comparison on the trends that have a continuing effect on the company's operations. The company expects to incur further charges relating to its restructuring program in 2004, and may incur future long-lived asset impairment and motorsports charges as well.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Reconciliation of Operating Margin Analysis
($ in Millions)

	3rd QTR			September YTD

		Adjusted			Adjusted

		Operating	Q3		Operating	YTD
		Income	%Inc(Dec)		Income	% Inc(Dec)

Total Revenue	$1,508.8			$4,448.0

Effect of Currency Translation on Revenue	56.0			147.0

Adjusted revenue for constant currency	$1,452.8			$4,301.0

Operating Income (1)	$65.1			$276.7
Operating Margin 2004 (1)			4.3%			6.2%

Effect of Currency Translation on Operating Income	$0.3			$(4.0)

Adjusted operating income for constant currency		$64.8			$28
Adjusted operating margin for constant currency		4.5%			6.5%
Currency Impact			0.2%			0.3%

Incremental out of pocket (on a constant basis)	$34.6			$103.8

Adjusted revenue for out of pocket	$1,418.2			$4,197.2
Adjusted operating margin for out-of-pocket		4.6%			6.7%
Out of Pocket Impact			0.3%			0.5%

Incremental professional fees (on a constant basis)	$10.6			$40.9

Adjusted operating income for professional fees		$75.7			$317.6
Adjusted operating margin for professional fees		5.2%			7.4%
Incremental Professional Fees Impact			0.9%			1.2%

Incremental incentives (on a constant basis)	$35.1			$40.6

Adjusted operating income for incentives		$100.2			$317.3
Adjusted operating margin for incentives		6.9%			7.4%
Incremental Incentives Impact			2.6%			1.2%

Adjusted Margin 2004			8.3%			9.4%

Operating Margin 2003 (1)			7.7%			7.0%

Increase (Decrease)			0.6%			2.4%

(1) Excluding restructuring program charges, long-lived asset impairment, and the Motorsports contract termination charges.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC.
RECONCILIATION OF NON-GAAP MEASURES

ORGANIC REVENUE
THIRD QUARTER 2004 AND 2003
(Amounts in Millions except Percentage Variance)

		Worldwide			US			Non- US
	3Q04	3Q03	Var	3Q04	3Q03	Var	3Q04	3Q03	Var

Reported Revenue	$1,508.8	$1,418.9	6.3%	$841.6	$800.4	5.1%	$667.2	$618.5	7.9%
Effects of Currency Translation		56.0						56.0

Constant Currency	1,508.8	1,474.9	2.3%	841.6	800.4	5.1%	667.2	674.5	(1.1)%
Effects of Acquisitions/ Dispositions	(2.9)	(31.7)			(7.6)		(2.9)	(24.1)
Reclassified Amounts (Out
of Pocket)	(77.2)	(40.0)		(46.2)	(21.7)		(31.0)	(18.3)

Organic Revenue	$1,428.7	$1,403.2	1.8%	$795.4	$771.1	3.2%	$633.3	$632.1	0.2%

CHANGE IN SALARIES AND RELATED EXPENSES

					3Q04		3Q03	Var

Reported Salaries and Related Expenses					$924.8		$810.9	14.0%
Effects of Currency Translation							31.7

Constant Currency					924.8		842.6	9.8%

Effects of Acquisitions/Dispositions					(1.7)		(11.7)
Reclassified Amounts					(3.1)

Change in Salaries and Related Expenses (Organic Basis)					$920.0		$830.9	10.7%

CHANGE IN OFFICE AND GENERAL EXPENSES

					3Q04		3Q03	Var

Reported Office and General Expenses					$519.5		$508.4	2.2%
Effects of Currency Translation							24.0

Constant Currency					519.5		532.4	(2.4)%

Effects of Acquisitions/Dispositions					(1.1)		(20.6)
Reclassified Amounts					(75.9)		(40.1)

Change in Office and General Expenses(Organic Basis)					$442.5		$471.7	(6.2)%

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

ORGANIC REVENUE

THE INTERPUBLIC GROUP OF COMPANIES, INC. RECONCILIATION OF NON-GAAP MEASURES

SEPTEMBER YEAR TO DATE 2004 AND 2003 (Amounts in Millions except Percentage Variance)

		Worldwide			US			Non-US
	YTD04	YTD03	Var	YTD04	YTD03	Var	YTD04	YTD03	Var

Reported Revenue	$4,448.0	$4,234.0	5.1%	$2,520.9	$2,423.2	4.0%	$1,927.1	$1,810.8	6.4%
Effects of Currency Translation		147.0						147.0

Constant Currency	4,448.0	4,381.0	1.5%	2,520.9	2,423.2	4.0%	1,927.1	1,957.8	(1.6)%
Effects of Acquisitions/ Dispositions	(13.9)	(81.4)		(4.2)	(30.1)		(9.7)	(51.3)
Reclassified Amounts (Out
of Pocket)	(223.4)	(110.8)		(137.4)	(65.6)		(86.0)	(45.2)

Organic Revenue	$4,210.7	$4,188.8	0.5%	$2,379.3	$2,327.5	2.2%	$1,831.4	$1,861.3	(1.6)%

CHANGE IN SALARIES AND RELATED EXPENSES

					YTD04		YTD03	Var

Reported Salaries and Related Expenses					$2,692.6		$2,544.0	5.8%
Effects of Currency Translation							89.9

Constant Currency					2,692.6		2,633.9	2.2%

Effects of Acquisitions/Dispositions					(7.5)		(38.8)
Reclassified Amounts					(7.7)

Change in Salaries and Related Expenses(Organic Basis)					$2,677.4		$2,595.1	3.2%

CHANGE IN OFFICE AND GENERAL EXPENSES

					YTD04		YTD03	Var

Reported Office and General Expenses					$1,489.6		$1,401.2	6.3%
Effects of Currency Translation							61.1

Constant Currency					1,489.6		1,462.3	1.9%

Effects of Acquisitions/Dispositions					(4.5)		(49.2)
Reclassified Amounts					(217.6)		(110.7)

Change in Office and General Expenses(Organic Basis)					$1,267.5		$1,302.4	(2.7)%

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

THE INTERPUBLIC GROUP OF COMPANIES,INC.
RECONCILIATION OF ORGANIC REVENUE BY REGION

			THIRD QUARTER 2004

		Foreign Exchange	Acquisitions/	Reclassified
	Organic	Impact	Dispositions	Amounts	Reported

US	3.2%	--%	(1.1)%	3.0%	5.1%
Europe	0.1%	10.9%	(4.5)%	2.7%	9.2%
Asia/Other	3.9%	3.3%	(0.4)%	(0.5)%	6.3%
Latin America	1.2%	5.9%	(2.3)%	1.0%	5.8%
Canada	(12.9)%	11.9%	--%	3.2%	2.2%

Worldwide	1.8%	4.0%	(2.0)%	2.5%	6.3%

			SEPTEMBER YTD 2004

		Foreign Exchange	Acquisitions/	Reclassified
	Organic	Impact	Dispositions	Amounts	Reported

US	2.2%	--%	(1.2)%	3.0%	4.0%
Europe	(3.9)%	9.5%	(2.7)%	2.6%	5.5%
Asia/Other	6.0%	5.6%	(0.3)%	1.3%	12.6%
Latin America	3.1%	1.1%	(2.7)%	0.9%	2.4%
Canada	(8.3)%	7.4%	--%	2.7%	1.8%

Worldwide	0.5%	3.6%	(1.6)%	2.6%	5.1%

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax

CERTAIN NON-GAAP FINANCIAL MEASURES

Organic Revenue. We derive organic revenue by adjusting reported revenue in respect of any given period by:

  excluding the impact of foreign currency effects over the course of the period to provide revenues on a constant currency basis; and
  excluding the impact on reported revenue resulting from acquisitions anddispositions that were consummated after the first day of the year prior to the givenperiod.

Additionally, organic revenue calculations for the quarter have been adjusted to make 2004 organic revenue principally arising from public relations and sporting event arrangements more directly comparable to organic revenue arising from public relations and sporting event arrangements in periods preceding January 1, 2004. If these adjustments had been made to revenue for prior periods, there would have been neither a material effect on results in prior periods nor any effect whatsoever on operating or net income. These adjustments primarily relate to "grossing up" revenues and expenses by the same amount in connection with the reimbursement of certain out of pocket expenses relating to public relations and sporting event arrangements.

Management believes that discussing organic revenue, giving effect to the above factors, provides a better understanding of the Company's revenue performance and trends than reported revenue because it allows for more meaningful comparisons of current-period revenue to that of prior periods. Management also believes that organic revenue determined on a generally comparable basis is a common measure of performance in the businesses in which it operates. For the same reasons, management makes analogous adjustments to office and general expenses which expenses, as adjusted, are a non-GAAP measure.

Constant Currency. When the Company discusses amounts on a constant currency basis, the prior period results are adjusted to remove the impact of changes in foreign currency exchange rates during the current period that is being compared to the prior period. The impact of changes in foreign currency exchange rates on prior period results is removed by converting the prior period results into U.S. dollars at the average exchange rate for the current period. Management believes that discussing results on a constant currency basis allows for a more meaningful comparison of current-period results to such prior-period results.

Net Debt. Net debt as of any given date is total debt as reported at that date less total cash and cash equivalents as of that date. Management believes that discussing net debt is useful because it provides a more complete picture of the Company's liquidity position.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212.704.1200 tel 212.704.1201 fax